EXHIBIT 99.2


                Certification Pursuant to 18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Amendment No. 1 to the Annual Report of E-LOAN, Inc. (the "Company") on Form 10-K/A for the fiscal year ended December 31, 2001 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Christian A. Larsen, as Chief Executive Officer and Chairman of the Board of the Company, and Matthew Roberts, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d), as applicable of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Matthew Roberts
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Matthew Roberts
Chief Financial Officer
November 20, 2002